EXHIBIT 24

				     POWER OF ATTORNEY


     Each person whose signature appears below constitutes and appoints DONNA
J. ROBERTS, JOHN G. SCRIVEN or ENRIQUE C. FALLA, acting severally, as his or her attorney-in-fact and agent, to sign registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements for shares of the Common Stock, par value $2.50 per share, of The Dow Chemical Company, to be offered pursuant to the 1994 Non-Employee Directors' Stock Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE                 TITLE                                DATE

J. K. BARTON              Director                             July 14, 1994
J. K. Barton

A. J. BUTLER              Director                             July 14, 1994
A. J. Butler

D. T. BUZZELLI            Director and Vice President          July 14, 1994
D. T. Buzzelli

F. P. CORSON              Director and Vice President          July 14, 1994
F. P. Corson

W. D. DAVIS               Director                             July 14, 1994
W. D. Davis

M. L. DOW                 Director                             July 14, 1994
M. L. Dow

J. L. DOWNEY              Director                             July 14, 1994
J. L. Downey

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SIGNATURE                TITLE                                 DATE

E. C. FALLA               Director and Executive Vice          July 14, 1994
E. C. Falla               President (Chief Financial Officer)

B. H. FRANKLIN            Director                             July 14, 1994
B. H. Franklin

R. L. KESSELER            Vice President and Controller        July 14, 1994
R. L. Kesseler

F. W. LYONS, JR.          Director                             July 14, 1994
F. W. Lyons, Jr.

W. J. NEELY               Director                             July 14, 1994
W. J. Neely

F. P. POPOFF              Director and Chairman of the         July 14, 1994
F. P. Popoff              Board (Chief Executive Officer)

H. T. SHAPIRO             Director                             July 14, 1994
H. T. Shapiro

E. J. SOSA                Director and Senior                  July 14, 1994
E. J. Sosa                Vice President

W. S. STAVROPOULOS        Director and President               July 14, 1994
W. S. Stavropoulos        (Chief Operating Officer)

P. G. STERN               Director                             July 14, 1994
P. G. Stern

J. G. TEMPLE, JR.         Director                             July 14, 1994
J. G. Temple, Jr.


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